EXHIBIT 3.1


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         OUTSOURCE INTERNATIONAL, INC.


     The undersigned, constituting all of the members of the Board of Directors of OutSource International, Inc., a Florida corporation (the "Corporation"), hereby certify that:

     1. In accordance with Section 607.1005 and 607.1007 of the Florida Statutes, the Board of Directors of the Corporation ("Board of Directors") has adopted by unanimous written consent on February 18, 1997 (without the requirement to obtain the approval of the shareholders of the Corporation), the amendment and restatement of the Corporation's Articles of Incorporation to read in their entirety as set forth below (such amended and restated Articles of Incorporation to be referred to herein simply as "Articles of Incorporation"):

                                ARTICLE I - NAME

     The name of the Corporation is OutSource International, Inc.

                              ARTICLE II - ADDRESS

     The mailing address for the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.

                             ARTICLE III - DURATION

     The duration of the Corporation shall be perpetual.

                              ARTICLE IV - PURPOSE

     The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE V - INCORPORATOR

     The name of the incorporator of this Corporation is Paul M. Burrell, and his new address is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442.

                    ARTICLE VI - REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, and the name of the registered agent of the Corporation at such address is Robert A. Lefcort.


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                          ARTICLE VII - CAPITAL STOCK

     The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares having a par value of $.001 per share shall be designated as Common Stock and 10,000,000 shares having a par value of $.001 per share shall be designated as Preferred Stock.

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series, and specifically, the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock; (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

                       ARTICLE VIII - BOARD OF DIRECTORS

     The number of directors shall be determined by the Board of Directors in accordance with the Bylaws.

                       ARTICLE IX - SHAREHOLDER MEETINGS

     (a) ANNUAL MEETINGS. Annual meetings shall be called and conducted in the manner provided in the Bylaws of the Corporation.

     (b) SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chairman of the Board of Directors, the President of the Corporation or a majority of the Board of Directors or (ii) holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person.

     At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

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     (c) ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. Advance notice of shareholder proposals shall be given within the term and in the manner provided in the Bylaws of the Corporation.

     ARTICLE X - AMENDMENTS TO ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation.

                              ARTICLE XI - BYLAWS

     The Board of Directors is expressly authorized to amend, repeal or adopt any Bylaw of and for the Corporation.

                         ARTICLE XII - INDEMNIFICATION

     To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (a) is or was a director of the Corporation; (b) is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise (collectively, a "Business Entity"); (c) is or was an officer of the Corporation; or (d) is or was serving at the request of the Corporation as an officer of another Business Entity serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made a party to any action, suit or proceedings by reason of the fact that such person is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another Business Entity. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                       ARTICLE XIII - DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article XIII (including any amendment or repeal of this Article XIII made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of

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such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.

     IN WITNESS WHEREOF, the undersigned members of the Board of Directors have executed these Articles of Incorporation this 18th day of February, 1997.


                                         /s/ PAUL M. BURRELL
                                         ---------------------------------
                                         Paul M. Burrell, Director, President
                                                   and Chairman of the Board


                                         /s/ ROBERT A. LEFCORT
                                         ---------------------------------
                                         Robert A. Lefcort, Director


                                         /s/ ROBERT E. TOMLINSON
                                         ---------------------------------
                                         Robert E. Tomlinson, Director




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CERTIFICATION DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Section 607.0501, Florida Statutes, the following is submitted:

     That OUTSOURCE INTERNATIONAL, INC. desires to change its registered office and registered agent, as indicated in the Amendment and Restated Articles of Incorporation, to 1144 East Newport Center Drive, Deerfied, State of Florida, naming Robert A. Lefcort as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named as registered agent and to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and state that I am familiar with, and accept, the obligations of that position.

     This 18th day of February, 1997.


                                         /s/ ROBERT A. LEFCORT
                                         ---------------------------------
                                         Robert A. Lefcort